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                                                                   Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 28, 1994 (which report contains an explanatory paragraph relative to disputes between Curtice Burns Foods, Inc. and Pro-Fac Cooperative, Inc.), relating to the financial statements of Pro-Fac Cooperative,Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/PRICE WATERHOUSE LLP
Rochester, New York
June 9, 1995